As filed with the Securities and Exchange Commission on December 30, 2005
                                            Registration Statement No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KENTUCKY BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
       Kentucky                                      61-0993464
	(State of Incorporation)                 (I.R.S. Employer Identification No.)
P.O. Box 157
Paris, Kentucky  40362-0157
(859) 987-1795
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)
KENTUCKY BANCSHARES, INC. 2005 RESTRICTED STOCK GRANT PLAN
(Full Title of the Plan)
Gregory J. Dawson
Chief Financial Officer
KENTUCKY BANCSHARES, INC.
P.O. Box 157
Paris, Kentucky  40362-0157
(859) 987-1795
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:
James A. Giesel, Esq.
Frost Brown Todd LLC
400 West Market Street, 32nd Floor
Louisville, Kentucky 40202-3363
(502) 589-5400

CALCULATION OF REGISTRATION FEE

 Title of Securities  Amount to be     Proposed        Proposed     Amount of
   Being Registered    Registered      Maximum         Maximum     Registration
                           (1)      Offering Price    Aggregate        Fee
                                     Per Share(2)   Offering Price
 Common Stock, no
  Par value              50,000         $29.55      $1,477,500.00    $158.09
 (1)	This Registration Statement covers shares of common stock, no par value
(the "Common Stock") of Kentucky Bancshares, Inc. (the "Registrant")
which may be offered or sold pursuant to the Kentucky Bancshares, Inc.
2005 Restricted Stock Grant Plan (the "Plan").  This Registration
Statement also relates to such indeterminate number of additional shares of Common Stock as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the
Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on the Over The Counter Electronic Bulletin
Board operated by Nasdaq as of a date within five business days prior to the filing of this Registration Statement.


PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required in Part I of this Registration Statement is included in the prospectus for the Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.
The Registrant and the Plan hereby incorporate by reference the following documents that have previously been filed with the Securities and Exchange Commission (the "Commission"):
?	the Registrant's Annual Report on Form 10-K for the year ended
December 31, 2004;
?	the Registrant's Quarterly Report on Form 10-Q for the quarter ended
March 31, 2005;
?	the Registrant's Quarterly Report on Form 10-Q for the quarter ended
June 30, 2005;
?	the Registrant's Quarterly Report on Form 10-Q for the quarter ended
September 30, 2005;
?	the Registrant's Current Reports on Form 8-K filed on February 22 and
December 20, 2005; and
?	the Registrant's Current Report on Form 8-K/A filed on January 13,
2005.
In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.
Item 4.	Description of Securities.

The description of the Registrant's Common Stock, contained in Registrant's Registration Statement on Form S-8 (File No. 333-92725), including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.



Item 6.	 Indemnification of Directors and Officers.

Article 9 of the Articles of Incorporation of the Registrant contain certain indemnification provisions providing that directors, officers and employees or agents of the Registrant will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceeding. Article 9 provides as follows:
A.	Right to Indemnification.  Each person who was or is made a
party or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the KBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney'' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph A of
Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of it final disposition; provided, however, that, if the KBCA requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
B.	Right of Claimant to Bring Suit.  If a claim under paragraph A of this Article IX is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the KBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the KBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
C.	Non-Exclusivity of  Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article IX shall not be exclusive of any right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.
D.	Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the KBCA.
Generally, under KRS 271B.8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and in all other cases, that his conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.
A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Item 8.	Exhibits.
Exhibit
No.
Description
4.1(*)
2005 Restricted Stock Grant Plan
5.1
Opinion of Frost Brown Todd LLC
23.1
Consent of Frost Brown Todd LLC (contained in Exhibit 5.1)
23.2
Consent of Crowe Chizek and Company LLC.
24.1
Powers of Attorney (included in the signature page of this Registration Statement).



(*)	Incorporated by reference to the exhibit to the Registrant's
Current Report on Form 8-K filed on February 22, 2005.


Item 9.	Undertakings.
(a)	The Registrant hereby undertakes:
(1)	To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:
	(i)	To include any prospectus required by Section 10(a)(3)
of the Securities Act of 1933, as amended (the "Securities Act");
	(ii)	To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which,
individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any
deviation from the low or high end of the estimated maximum
offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;
	(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange
Act that are incorporated by reference in this Registration
Statement;

(2)	That, for the purposes of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c)	Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and will be governed by the final adjudication of such issue.


SIGNATURES
The Registrant.  Pursuant to the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Paris, Commonwealth of Kentucky on December 29, 2005.
KENTUCKY BANCSHARES, INC.
By: /s/Louis Prichard
Louis Prichard
President and Chief Executive
Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Louis Prichard and Gregory J. Dawson, and each of them singly, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature

Title
Date
/s/Buckner Woodford


Chairman of the Board,
Director

December 23, 2005
Buckner Woodford



/s/Louis Prichard


President and Chief
Executive Officer, Director

December 29, 2005
Louis Prichard



/s/Gregory J. Dawson


Vice President, Chief
Financial and Accounting
Officer

December 29, 2005
Gregory J. Dawson



/s/Theodore Kuster


Director

December 29, 2005
Theodore Kuster









Director

December __, 2005
Robert G. Thompson






Director

December __, 2005
Betty J. Long



/s/Ted McClain


Director

December 23, 2005
Ted McClain



/s/ William Arvin


Director

December 28, 2005
William Arvin



/s/Henry Hinkle


Director

December 29, 2005
Henry Hinkle






Director

December __, 2005
Woodford Van Meter







EXHIBIT INDEX
Exhibit
No.
Description
4.1(*)
2005 Restricted Stock Grant Plan
5.1
Opinion of Frost Brown Todd LLC
23.1
Consent of Frost Brown Todd LLC (contained in Exhibit 5.1)
23.2
Consent of Crowe Chizek and Company LLC.
24.1
Powers of Attorney (included in the signature page of this Registration Statement).



(*)	Incorporated by reference to the exhibit to the Registrant's Current
Report on Form 8-K filed on February 22, 2005.


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